UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2022
CONN’S, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34956	06-1672840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 Technology Forest Blvd., Suite 800, The Woodlands, TX	77381
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:  (936) 230-5899
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CONN	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

Conn’s, Inc. (the “Company”) held its Annual Meeting of Stockholders on Wednesday, May 25, 2022. The Company’s stockholders considered three proposals, each of which is described in more detail in the Company’s Definitive Proxy Statement dated April 13, 2022.  The certified vote results for each proposal are as follows:
1.The following nominees for directors were elected to serve one-year terms expiring in 2023:

	Number of Shares
	For	Against	Abstentions	Broker Non-Votes
Chandra R. Holt	18,574,076	100,011	18,825	2,542,381
James H. Haworth	18,011,012	663,028	18,872	2,542,381
Sue E. Gove	17,488,612	1,185,977	18,323	2,542,381
Bob L. Martin	17,755,014	837,943	99,955	2,542,381
Douglas H. Martin	18,055,844	618,217	18,851	2,542,381
Norman L. Miller	18,027,098	631,079	34,735	2,542,381
William E. Saunders, Jr.	18,546,078	124,543	22,291	2,542,381
William (David) Schofman	18,303,212	369,860	19,840	2,542,381
Oded Shein	18,524,753	149,228	18,931	2,542,381

2.The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2023 was ratified:

Number of Shares
For	20,950,541
Against	252,254
Abstentions	32,498
Broker Non-Votes	—

3.The compensation of the Company’s named executive officers was approved on a non-binding advisory basis:

Number of Shares
For	17,343,170
Against	1,324,762
Abstentions	24,980
Broker Non-Votes	2,542,381

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN’S, INC.
Date:	May 25, 2022	By:	/s/ Mark L. Prior
		Name:	Mark L. Prior
		Title:	Senior Vice President, General Counsel & Secretary